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                                                                    EXHIBIT 99.4

                               GROVE HOLDINGS LLC
                          GROVE HOLDINGS CAPITAL, INC.

                              OFFER TO EXCHANGE THEIR

    11 5/8% SENIOR DISCOUNT DEBENTURES DUE 2009, WHICH HAVE BEEN REGISTERED

     UNDER THE SECURITIES ACT OF 1993, AS AMENDED, FOR ANY AND ALL OF THEIR
                              OUTSTANDING 11 5/8%

                      SENIOR DISCOUNT DEBENTURES DUE 2009

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

    Enclosed for your consideration is a Prospectus dated       , 1998 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Grove Holdings LLC, a Delaware limited liability company (the "Company" or "Grove"), and Grove Holdings Capital, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Grove Capital" and, together with the Company, the "Issuers") to exchange up to $88,000,000 in aggregate principal amount at maturity of their 11 5/8% Senior Discount Debentures due 2009 (the "Exchange Debentures") for up to $88,000,000 in aggregate principal amount at maturity of their outstanding 11 5/8% Senior Discount Debentures due 2009 of the Issuers (the 'Senior Discount Debentures') that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended.

    We are asking you to contact your clients for whom you hold Senior Discount Debentures registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Senior Discount Debentures registered in their old name. The Issuers will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuers for customary mailing and handling expenses incurred by you to forwarding any of the enclosed materials to your clients. The Issuers will pay all transfer taxes, if any, applicable to the tender of Senior Discount Debentures to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

    Enclosed are copies of the following documents:

        1. the Prospectus;

        2. a Letter of Transmittal for your use in connection with the exchange of Senior Discount Debentures and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Senior Discount Debentures);

        3. a form of letter that may be sent to your clients for whose accounts you hold Senior Discount Debentures registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

        4. a Notice of Guaranteed Delivery; and

        5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
NEW YORK CITY TIME ON       , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
SENIOR DISCOUNT DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

    To tender Senior Discount Debentures, certificates for Senior Discount Debentures or a Book-Entry Confirmation (as defined in the Prospectus), a duly executed and properly completed Letter of Transmittal
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or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

    If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Senior Discount Debenture to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by delivery of a Notice of Guaranteed Delivery by an Eligible Institution (as defined in the Prospectus).

    Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address or telephone number set forth in the Prospectus.

                                          Very truly yours,

                                          GROVE HOLDINGS LLC and

                                          GROVE HOLDINGS CAPITAL, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.